                                                                  RULE 424(b)(3)
                                                               FILE NO. 33-61649
                                                                AUTONATION, INC.

                     SUPPLEMENT NO. 8 DATED AUGUST 27, 1999
                      TO PROSPECTUS DATED AUGUST 11, 1995

     As a result of transfers of Common Stock by some of our Selling Stockholders, the table of Selling Stockholders in the Prospectus is hereby further supplemented as follows:

                               SHARES BENEFICIALLY    SHARES TO BE OFFERED    SHARES BENEFICIALLY
                                OWNED PRIOR TO THE       FOR THE SELLING        OWNED AFTER THE
     SELLING STOCKHOLDER             OFFERING         STOCKHOLDER'S ACCOUNT         OFFERING
     -------------------       --------------------   ---------------------   --------------------
WeeZor I Limited Partnership        1,377,755                920,000                457,755
Finally Limited Partnership           708,898                600,000                108,898